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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around August 16, 1996, relating to the registration of 16,924,028 shares of WorldCom, Inc. common stock, of our report dated March 6, 1996, included in WorldCom, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm in this registration statement.


                                        ARTHUR ANDERSEN LLP


Jackson, Mississippi,
August 16, 1996